Exhibit 21(a)
Subsidiaries of Lamar Advertising Company

State or Other
Jurisdiction of
Incorporation or
Exact Name of Registrant as Specified in its Charter	Organization
Lamar Media Corp.	Delaware
American Signs, Inc.	Washington
Canadian TODS Limited	Nova Scotia, Canada
Colorado Logos, Inc.	Colorado
Delaware Logos, L.L.C.	Delaware
Florida Logos, Inc.	Florida
Georgia Logos, L.L.C.	Georgia
Interstate Logos, L.L.C.	Louisiana
Kansas Logos, Inc.	Kansas
Kentucky Logos, LLC	Kentucky
Lamar Advantage GP Company, LLC	Delaware
Lamar Advantage Holding Company	Delaware
Lamar Advantage LP Company, LLC	Delaware
Lamar Advantage Outdoor Company, L.P.	Delaware
Lamar Advertising of Colorado Springs, Inc.	Colorado
Lamar Advertising of Kentucky, Inc.	Kentucky
Lamar Advertising of Louisiana, L.L.C.	Louisiana
Lamar Advertising of Michigan, Inc.	Michigan
Lamar Advertising of Oklahoma, Inc.	Oklahoma
Lamar Advertising of Penn, LLC	Delaware
Lamar Advertising of Puerto Rico, Inc.	Puerto Rico
Lamar Advertising of South Dakota, Inc.	South Dakota
Lamar Advertising of Youngstown, Inc.	Delaware
Lamar Advertising Southwest, Inc.	Nevada
Lamar Air, L.L.C.	Louisiana
Lamar Benches, Inc.	Oklahoma
Lamar Canadian Outdoor Company	Ontario, Canada
Lamar Central Outdoor, LLC	Delaware
Lamar DOA Tennessee Holdings, Inc.	Delaware
Lamar DOA Tennessee, Inc.	Delaware
Lamar Electrical, Inc.	Louisiana
Lamar Florida, Inc.	Florida
Lamar I-40 West, Inc.	Oklahoma
Lamar Obie Corporation	Delaware
Lamar OCI North Corporation	Delaware
Lamar OCI South Corporation	Mississippi
Lamar Ohio Outdoor Holding Corp.	Ohio
Lamar Oklahoma Holding Company, Inc.	Oklahoma
Lamar Pensacola Transit, Inc.	Florida
Lamar T.T.R., L.L.C.	Arizona
Lamar Tennessee, L.L.C.	Tennessee
Lamar Texas Limited Partnership	Texas
Lamar Transit Advertising Canada Ltd.	British Columbia, Canada
LC Billboard L.L.C.	Delaware
Maine Logos, L.L.C.	Maine
Michigan Logos, Inc.	Michigan
Minnesota Logos, Inc.	Minnesota
Mississippi Logos, L.L.C.	Mississippi
Missouri Logos, LLC	Missouri
Nebraska Logos, Inc.	Nebraska
Nevada Logos, Inc.	Nevada
New Jersey Logos, L.L.C.	New Jersey

State or Other
Jurisdiction of
Incorporation or
Exact Name of Registrant as Specified in its Charter	Organization
New Mexico Logos, Inc.	New Mexico
O.B. Walls, Inc.	Oregon
Obie Billboard, LLC	Oregon
Ohio Logos, Inc.	Ohio
Oklahoma Logos, L.L.C.	Oklahoma
Outdoor Marketing Systems, Inc.	Pennsylvania
Outdoor Marketing Systems, L.L.C.	Pennsylvania
Outdoor Promotions West, LLC	Delaware
Premere Outdoor, Inc.	Illinois
QMC Transit, Inc.	Puerto Rico
Sale Point Posters, Inc.	New York
Seaboard Outdoor Advertising, Inc.	New York
South Carolina Logos, Inc.	South Carolina
Tennessee Logos, Inc.	Tennessee
Texas Logos, L.P.	Texas
The Lamar Company, L.L.C.	Louisiana
TLC Farms, L.L.C.	Louisiana
TLC Properties II, Inc.	Texas
TLC Properties, Inc.	Louisiana
TLC Properties, L.L.C.	Louisiana
Triumph Outdoor Holdings, LLC	Delaware
Triumph Outdoor Rhode Island, LLC	Delaware
Utah Logos, Inc.	Utah
Virginia Logos, LLC	Virginia
Vista Media Group, Inc.	Delaware
Washington Logos, L.L.C.	Washington